Exhibit  99.1

                          CARDIOTECH INTERNATIONAL INC.

                               78-E Olympia Avenue
                                   Woburn, MA

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                  May 15, 2002

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549-0408

Ladies  and  Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Cardiotech International, Inc., has obtained a letter of representation addressed to the Company from Arthur Andersen LLP ("Andersen") stating the March 31, 2002 audit of the Company's financial statements, that are included in the Form 10KSB for which the letter is filed as an exhibit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not applicable to this engagement.

Very  truly  yours,

                              Cardiotech  International  Inc.

                              /s/  Michael  Szycher

                              Michael  Szycher
                              Chairman  and  Chief  Executive  Officer


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